Exhibit 10.68

EXECUTION COPY

GUARANTY AND SECURITY AGREEMENT

Dated as of June 25, 2007

among

DANKA OFFICE IMAGING COMPANY

and

Each Other Grantor

From Time to Time Party Hereto

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as First Lien Collateral Agent

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Second Lien Collateral Agent

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

iii

Exhibit 10.68

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, in its capacity as collateral agent for the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent on behalf of the Second Lien Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 25, 2007 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Danka Office Imaging Company, a Delaware corporation, the other Grantors from time to time party thereto, General Electric Capital Corporation (“GE Capital”), in its capacity as the Collateral Agent, GE Capital, in its capacity as First Lien Agent, and GE Capital, in its capacity as the Second Lien Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

GUARANTY AND SECURITY AGREEMENT, dated as of June 25, 2007 (this “Agreement”), by Danka Office Imaging Company, a Delaware corporation (the “Borrower”), Danka Holding Company, a Delaware corporation (“Holdings”), and each of the other entities that becomes a party hereto pursuant to Section 8.6 (such entities, collectively with the Borrower and Holdings, the “Grantors”), in favor of GE Capital, as collateral agent for the First Lien Secured Parties pursuant to the First Lien Credit Agreement (as defined herein) (together with its successors and permitted assigns, the “First Lien Collateral Agent”) and GE Capital, as collateral agent for the Second Lien Secured Parties pursuant to the Second Lien Credit Agreement (as defined herein) (together with its successors and permitted assigns, the “Second Lien Collateral Agent”). The First Lien Collateral Agent and the Second Lien Collateral Agent are referred to herein individually and collectively, as the context may require, as the “Collateral Agent.” References herein to any Grantor’s duty to deliver any Collateral (as defined herein) to the Collateral Agent until the First Lien Termination Date (as defined in the Intercreditor Agreement) shall mean the First Lien Collateral Agent and thereafter, the Second Lien Collateral Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the First Lien Credit Agreement dated as of June 18, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) among the Borrower, Holdings, the Lenders and the L/C Issuers from time to time party thereto (collectively, the “First Lien Lenders”) and GE Capital, as administrative agent (in such capacity, the “First Lien Administrative Agent”) and as First Lien Collateral Agent, the First Lien Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Second Lien Credit Agreement dated as of June 18, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, collectively, the “Credit Agreements”) among the Borrower, Holdings, the Lenders from time to time party thereto (the “Second Lien Lenders”), and GE Capital, as administrative agent (in such capacity, the “Second Lien Administrative Agent” and, together with the First Lien Administrative Agent, collectively, the “Administrative Agents”) and as Second Lien Collateral Agent, the Second Lien Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in each Credit Agreement) of the Borrower;

GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under each Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the First Lien Lenders and the Second Lien Lenders to make their respective extensions of credit to the Borrower under the respective Credit Agreements that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

NOW, THEREFORE, in consideration of the premises and to induce the First Lien Lenders, the Second Lien Lenders, the Administrative Agents and the Collateral Agent to enter into the Credit Agreements and to induce the First Lien Lenders and the Second Lien Lenders to make their respective extensions of credit to the Borrower under their respective Credit Agreements, each Grantor hereby agrees with the Collateral Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. (a) Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the First Lien Credit Agreement and the Second Lien Credit Agreement.

(b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c) The following terms shall have the following meanings:

“Administrative Agents” has the meaning set forth in recitals to this Agreement.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Borrower” has the meaning specified in the recitals to this Agreement.

“Collateral” has the meaning specified in Section 3.1.

“Collateral Agent” has the meaning set forth in recitals to this Agreement.

“Credit Agreement” has the meaning set forth in the recitals to this Agreement.

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“Excluded Equity” means any voting stock in excess of 66% of the outstanding voting stock of any Excluded Foreign Subsidiary. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Agreement or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) fixed or capital assets owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“First Lien Agent” has the meaning specified in the recitals to this Agreement.

“First Lien Credit Agreement” has the meaning specified in the recitals to this Agreement.

“First Lien Collateral Agent” has the meaning specified in the recitals to this Agreement.

“First Lien Collateral Agent” has the meaning specified in the recitals to this Agreement.

“First Lien Lenders” has the meaning specified in the recitals to this Agreement.

“First Lien Loan Documents” means the Loan Documents (as defined in the First Lien Credit Agreement).

“First Lien Secured Obligations” means all Obligations (as defined in the First Lien Credit Agreement).

“First Lien Secured Parties” means the First Lien Lenders, the First Lien Agent, the Collateral Agent and any other holder of First Lien Secured Obligations.

“First Liens” has the meaning set forth in Section 3.2(a).

“Fraudulent Transfer Laws” has the meaning specified in Section 2.2.

“GE Capital” has the meaning specified in the legend to this Agreement.

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“Grantors” has the meaning specified in the recitals to this Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“First Lien Agent” has the meaning specified in the recitals to this Agreement.

“Holdings” has the meaning specified in the recitals to this Agreement.

“Intercreditor Agreement” has the meaning specified in the legend to this Agreement.

“Loan Documents” means the First Lien Loan Documents and the Second Lien Loan Documents.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding, other than in the case of Stock or Stock Equivalent of any Subsidiary of any Guarantor, $250,000 in the aggregate including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 in the aggregate including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 in the aggregate other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

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“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, exceeding $100,000 in the aggregate including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

“Second Lien Agent” has the meaning specified in the recitals to this Agreement.

“Second Lien Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Second Lien Collateral Agent” has the meaning specified in the recitals to this Agreement.

“Second Lien Lenders” has the meaning specified in the recitals to this Agreement.

“Second Lien Loan Documents” means the Loan Documents (as defined in the Second Lien Credit Agreement).

“Second Lien Secured Obligations” means all Obligations (as defined in the Second Lien Credit Agreement).

“Second Lien Secured Parties” means the Second Lien Lenders, the Second Lien Agent, the Second Lien Collateral Agent and any other holder of Second Lien Secured Obligations.

“Second Liens” has the meaning set forth in Section 3.2(b).

“Secured Obligations” means, collectively, (i) all First Lien Secured Obligations and (ii) all Second Lien Secured Obligations.

“Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties.

“Security Cash Collateral Account” means a Cash Collateral Account that is not a L/C Cash Collateral Account.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Borrower.

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“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2 Certain Other Terms. (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Section 1.5 (Interpretation) of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

ARTICLE II

GUARANTY

Section 2.1 Guaranty. (a) To induce the First Lien Lenders to make their respective extensions of credit to the Borrower under the First Lien Credit Agreement, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any First Lien Loan Document, of all First Lien Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “First Lien Guaranteed Obligations”.

(b) To induce the Second Lien Lenders to make their respective extensions of credit to the Borrower under the Second Lien Credit Agreement, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Second Lien Loan Document, of all Second Lien Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Second Lien Guaranteed Obligations” and, together with the First Lien Guaranteed Obligations, collectively, the “Guaranteed Obligations”).

(c) This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which

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any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and other Obligations and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower and Holdings) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.

Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)    (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document (other than this Guaranty);

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d) in each case, to the extent not in violation of this Agreement (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) to the extent not in violation of this Agreement, settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

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Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Collateral Agent):

(a) the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law and in accordance with terms of this Agreement; or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other

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Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance, other than as permitted under the Credit Agreement.

Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related thereto;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent pursuant to Section 5.9;

(c) all (i) Patents owned by a Grantor and all reissues, reexaminations, continuations, continuations-in-part, divisionals, and extensions of such Patents; (ii) Trademarks owned by a Grantor and all renewals and extensions of such Trademarks, and (iii) Copyrights owned by a Grantor and all renewals, reversions and extensions of such Copyrights, and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, or other violation thereof; and

(d) all books and records pertaining to the other property described in this Section 3.1;

(e) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

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(f) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(g) to the extent not otherwise included, all proceeds of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

Section 3.2 Grant of Security Interest in Collateral.

(a) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the First Lien Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, and grants to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor. The continuous security interest and Lien on the Collateral granted in this Section 3.2(a) by the Grantors to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties are referred to as the “First Liens”.

(b) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Second Lien Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties, and grants to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor. The continuous security interest and Lien on the Collateral granted in this Section 2.2(b) by the Grantors to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties are referred to as the “Second Liens”.

(c) Notwithstanding anything to the contrary contained in this Agreement, the First Liens on the Collateral shall take priority over the Second Liens on the Collateral and the Second Liens on the Collateral shall be and are hereby rendered subordinate and junior in priority to the First Liens on the Collateral on the terms set forth in, and subject to the terms and conditions of, the Intercreditor Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the First Lien Lenders and the Second Lien Lenders, the Administrative Agents and the Collateral Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Collateral Agent, for the benefit of the Secured Parties:

Section 4.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral) under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or adverse claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (except for the Liens granted to the Collateral Agent pursuant to this Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral)).

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Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made and recorded with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Collateral Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Collateral Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 5.1(e). With the exception of the subordination of the Second Liens to the First Liens subject to the terms and conditions of the Intercreditor Agreement, such security interest shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or unless otherwise permitted by any Loan Document upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Collateral Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Collateral Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Collateral Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

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Section 4.4 Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit, equipment being repaired or Collateral with a book value not exceeding $100,000) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 4.5 Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 5 or a Pledge Amendment and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Collateral Agent to the extent required in accordance with Section 5.3(a).

(c) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.6 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.7 Intellectual Property. (a) Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned by such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed and (4) as applicable, the registration or application number and registration or application date. Schedule 6 sets forth a true and complete list of all material IP Licenses to which a Grantor grants or obtains rights to use Intellectual Property, other than the rights to use readily available commercial Software.

(b) On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. The consummation of the transactions contemplated by any Loan Document shall not cause any breach or default of any material IP License, and shall not limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property. No holding, decision, judgment or order rendered by any Governmental Authority shall materially limit or impair the ownership, use, validity or enforceability of, any rights of such Grantor in, any Material Intellectual Property. There are no

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pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes against any Grantor challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 4.8 Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the Closing Date which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) in excess of $100,000) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.9 Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.10 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 4.11 Representations and Warranties of the Credit Agreements. The representations and warranties as to such Grantor and its Subsidiaries made by the Borrower in Article IV (Representations and Warranties) of each Credit Agreement are true and correct on each date as required by Section 3.2(b) of each Credit Agreement.

ARTICLE V

COVENANTS

Each Grantor agrees with the Collateral Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless, subject to the Intercreditor Agreement, the Required Lenders otherwise consent in writing:

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used in violation of any provision of any Loan Document, any Related Document, any material Requirement of Law or any material provision of policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to Sell any Collateral if such restriction would reasonably be expected to have a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

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(c) Pursuant to Section 6.1(e) of each Credit Agreement, such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Collateral Agent.

(d) At any time and from time to time, upon the reasonable written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request, including (A) using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts to the extent required by the Credit Agreement.

(e) If requested by the Collateral Agent, the Grantor shall arrange for the Collateral Agent’s first priority security interest or second priority security interest, as applicable, to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Collateral Agent shall deem advisable to perfect its first priority security interests or second priority security interest, as applicable, in any Vehicle.

(f) To ensure that any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property” becomes part of the Collateral, such Grantor shall use its best efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2 Changes in Locations, Name, Etc. Except upon 5 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept (other than inventory or equipment in transit, equipment being repaired or Collateral with a book value not exceeding $100,000), such Grantor shall not do any of the following:

(i) permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit, equipment being repaired or Collateral with a book value not exceeding $100,000;

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(ii) change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3 without delivering to the Collateral Agent a written supplement to Schedule 4 showing such jurisdiction or location; or

(iii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3 Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to the Collateral Agent, in suitable form for transfer and in form and substance satisfactory to the Collateral Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b) Event of Default. During the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.4 Accounts. (a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b) The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent’s request, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports, if available, showing reconciliations, aging and test verifications of, and trial balances for, the accounts; provided, however, that unless a Default shall be continuing, the Collateral Agent shall request no more than four such reports during any calendar year.

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Section 5.5 Commodity Contracts. Such Grantor shall not have any commodity contract other than with a Person approved by the Collateral Agent and subject to a Control Agreement.

Section 5.6 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Collateral Agent, such Grantor, at the reasonable request of the Collateral Agent (i) shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Collateral Agent” and (ii) shall immediately deliver such instrument or tangible chattel paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent.

(b) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent, other than with respect to Permitted Liens .

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $100,000, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify the Collateral Agent thereof and enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Security Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7 Intellectual Property. (a) Within 60 days after any addition of registered or applied-for Intellectual Property owned by such Grantor to Schedule 6 for such Grantor, such Grantor shall provide the Collateral Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.7 and other documents that the Collateral Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property owned by such Grantor in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such

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Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement within 60 days period after such adoption or use and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property owned by such Grantor may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property owned by such Grantor may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property owned by such Grantor.

(d) Such Grantor shall not knowingly do any act or omit to do any act to materially infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including bringing suit and recovering all damages therefor within a reasonable time frame.

(e) Such Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by the Collateral Agent).

Section 5.8 Notices. Such Grantor shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation (other than with respect to Intellectual Property covered under Section 5.7).

Section 5.9 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence) which might reasonably result in awarded

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damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) in excess of $100,000), (i) such Grantor shall, on the last day of each calendar month, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, any document, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.10 Compliance with Credit Agreement. Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Credit Agreement, including Sections 2.17 (Taxes), 11.3 (Costs and Expenses) and 11.4 (Indemnities) of the Credit Agreement and agrees to the same submission to jurisdiction as that agreed to by the Borrower in the Credit Agreement.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, the Collateral Agent may in accordance with the terms of the Intercreditor Agreement exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

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(c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to Sell any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d) Application of Proceeds. The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1 in accordance with the terms of each of the Credit Agreements and the Intercreditor Agreement.

(e) Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

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(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g) IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and

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to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2 Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in a Security Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Collateral Agent’s request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent;

(ii) the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

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Section 6.3 Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c) Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.

Section 6.4 Proceeds to be Turned over to and Held by Collateral Agent. Unless otherwise expressly provided in the Credit Agreement, the Intercreditor Agreement or this Security Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral

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received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a Cash Collateral Account. All proceeds being held by the Collateral Agent in a Security Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Intercreditor Agreement and the Credit Agreement.

Section 6.5 Registration Rights. (a) If, in the opinion of the Collateral Agent, it is necessary or advisable to Sell any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be Sold under the provisions of the Securities Act, all as directed by the Collateral Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Collateral Agent shall designate.

(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

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ARTICLE VII

THE COLLATERAL AGENT

Section 7.1 Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the Sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims,

24	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, Sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.9 (Interest) of the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor whether now owned or hereafter acquired”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement, the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be

25	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4 Duty; Obligations and Liabilities. (a) Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

(a) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

26	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

Section 8.2 Release of Collateral. (a) At the time provided in clause (b)(iii) of Section 10.10 (Release of Collateral or Guarantors) of each Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments and releases for recordation in the Applicable IP Office at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If the Collateral Agent shall be directed or permitted pursuant to clause (i) or (ii) of Section 10.10(b) of the First Lien Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such clauses (i) and (ii) and the Intercreditor Agreement. In connection therewith, the Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c) At the time provided in Section 10.10(a) of the First Lien Credit Agreement and at the request of the Borrower, a Grantor shall be released from its obligations hereunder, subject to the terms and conditions set forth in, such Section 10.10(a) and the Intercreditor Agreement, in the event that all the Securities of such Grantor shall be Sold to any Person that is not an Affiliate of Holdings, the Borrower and the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.

Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Intercreditor Agreement and the Credit Agreements; provided, however, that schedules to this agreement may be supplemented to the extent required under this Agreement and annexes

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to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

Section 8.6 Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Borrower or as required pursuant to Section 7.10 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

Section 8.7 Notices. All notices, requests and demands to or upon (i) the Collateral Agent, the First Lien Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the First Lien Credit Agreement or (ii) the Second Lien Agent (or, after payment in full of the First Lien Obligations, any Grantor) shall be effected in the manner provided for in Section 11.11 of the Second Lien Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Sections 11.11.

Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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Section 8.12 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any loan document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 8.12.

Section 8.13 Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

Section 8.14 Entire Agreement. This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement and each other Loan Document are subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the Intercreditor Agreement, this Agreement or any other Loan Document with regard to the authority of the Collateral Agent on behalf of the Secured Parties or otherwise, the terms of the Intercreditor Agreement shall govern.

[SIGNATURE PAGES FOLLOW]

29	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

DANKA OFFICE IMAGING COMPANY
as a Grantor

By:
Name:
Title:

DANKA HOLDING COMPANY
as a Grantor

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

ACCEPTED AND AGREED as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION as First Lien Collateral Agent

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION as Second Lien Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of                      , 20    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of June 25, 2007, by Danka Office Imaging Company (the “Borrower”), the other Grantors from time to time party thereto in favor of General Electric Capital Corporation, as Collateral Agent for the Secured Parties referred to therein (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

ACKNOWLEDGED AND AGREED as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION as First Lien Collateral Agent

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION as Second Lien Collateral Agent

By:
Name:
Title:

A1-3	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                      , 20    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of June 25, 2007, by Danka Office Imaging Company (the “Borrower”) and the other Grantors from time to time party thereto in favor of the General Electric Capital Corporation, as Collateral Agent for the Secured Parties referred to therein (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, (i) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the First Lien Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, and grants to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder and (ii) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Second Lien Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties, and grants to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A2-1	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION as First Lien Collateral Agent

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION as Second Lien Collateral Agent

By:
Name:
Title:

A2-3	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY

ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of                      , 20    , is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as First Lien Collateral Agent and as Second Lien Collateral Agent (each as defined in the Guaranty and Security Agreement, dated as of June 25, 2007 (the “Guaranty and Security Agreement”), among Danka Office Imaging Company (the “Borrower”), Danka Holding Company (“Holdings”), the other grantors from time to time party thereto and GE Capital, as First Lien Collateral Agent and as Second Lien Collateral Agent).

W I T N E S S E T H:

WHEREAS, pursuant to the First Lien Credit Agreement dated as of June 18, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) among the Borrower, Holdings, the Lenders and the L/C Issuers from time to time party thereto (collectively, the “First Lien Lenders”) and GE Capital, as administrative agent (in such capacity, the “First Lien Administrative Agent”) and as First Lien Collateral Agent, the First Lien Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Second Lien Credit Agreement dated as of June 18, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, collectively, the “Credit Agreements”) among the Borrower, Holdings, the Lenders from time to time party thereto (the “Second Lien Lenders”), and GE Capital, as administrative agent (in such capacity, the “Second Lien Administrative Agent” and, together with the First Lien Administrative Agent, collectively, the “Administrative Agents”) and as Second Lien Collateral Agent, the Second Lien Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed, pursuant to the Guaranty and Security Agreement, to guarantee the Guaranteed Obligations (as defined in the Guaranty and Collateral Agreement); and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the First Lien Lenders, the Second Lien Lenders, the Administrative Agents and the Collateral Agent to enter into the Credit Agreements and to induce the First Lien Lenders and the Second Lien Lenders to make their respective extensions of credit to the Borrower under their respective Credit Agreements, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by

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acceleration or otherwise) of (i) the First Lien Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, and grants to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Trademark Collateral (as defined below) and (ii) the Second Lien Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties, and grants to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “Trademark Collateral”):

(a) [all of its Copyrights and all IP Licenses providing for the exclusive grant to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(d) [all of its Patents and all IP Licenses providing for the exclusive grant to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(e) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(f) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(g) [all of its Trademarks and all IP Licenses providing for the exclusive grant to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(h) all renewals and extensions of the foregoing;

(i) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(j) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

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provided, however, that “[Copyright] [Patent] [Trademark] Collateral” shall not include any Excluded Property (including any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed)).

Section 2. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 3. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 4. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR] as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION as First Lien Collateral Agent

By:
Name:
Title:

ACCEPTED AND AGREED as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION as Second Lien Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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ACKNOWLEDGMENT OF GRANTOR

STATE OF                                 )

                                                     ) ss.

COUNTY OF                             )

On this          day of                     , 20     before me personally appeared                                                              , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                         , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[ACKNOWLEDGEMENT OF GRANTOR FOR [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

A.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

B.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

C.	IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

A3-I	GUARANTY AND SECURITY AGREEMENT DANKA OFFICE IMAGING COMPANY